Exhibit 10.5.1

Amendment No. 1

to

The First American Financial Corporation

Executive Supplemental Benefit Plan

(Effective as of January 1, 2011)

Whereas, First American Financial Corporation (“Company”) maintains the First American Financial Corporation Executive Supplemental Benefit Plan as last amended and restated effective as of January 1, 2011 (“Plan”), which is designed to provide supplemental retirement income and death benefits for certain Executives; and

Whereas, the Company desires to amend the Plan to reflect the Supreme Court decision in U.S. v. Windsor regarding the definition of a spouse for federal law purposes; and

Whereas, Plan section 8.1 provides that the Company may amend the Plan acting through its Board of Directors (or the Compensation Committee or other designee of the Board of Directors) at any time;

Now, Therefore, in accordance with the provisions of Plan section 8.1, the following actions are hereby taken and the Plan shall be amended, in the following respects:

1.	Effective June 26, 2013, Plan section 2.36 is amended in its entirety to read as follows:

2.36 Spouse

“Spouse” means with respect to an Executive, a person who is the Executive’s spouse under applicable state law to whom the Executive has been legally married during the 12‑month period immediately preceding the Executive’s date of death, if such death is earlier than the date the Executive has a Separation from Service. For purposes of the Plan, the term “Spouse” includes an opposite-sex spouse or, from June 26, 2013 forward, a same-sex spouse, but does not include parties to a registered domestic partnership, civil union, or other similar formal relationship recognized under the laws of a state (or foreign jurisdiction) but which is not recognized as a marriage under that state (or foreign jurisdiction), even if such state or other applicable law provides that persons in these relationships have the same rights, protections, and benefits as married persons.

2.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

* * * * * * * * *

In Witness Whereof, First American Financial Corporation caused its duly authorized officer to execute this Plan amendment on this 21st day of January, 2015.

First American Financial Corporation

/s/	Kenneth D. DeGiorgio
By:	Kenneth D. DeGiorgio
Its:	Executive Vice President